Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 13, 2016 with respect to the audited financial statements of Lingerie Fighting Championships, Inc. for the year ended December 31, 2015 and the period from July 21, 2014 (inception) through December 31, 2014. Our report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 27, 2016

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